EXHIBIT 2.1

Execution

AGREEMENT AND PLAN OF MERGER

among

SUN AMERICAN BANCORP

SUN AMERICAN BANK

and

INDEPENDENT COMMUNITY BANK

Dated as of November ___, 2006

Table of Contents

ARTICLE I.

DEFINITIONS AND INTERPRETATION

2

1.1

Definitions

2

1.2

Terms Defined Elsewhere

6

1.3

Interpretation

6

ARTICLE II.

PLAN OF MERGER

7

2.1

The Merger

7

2.2

Effective Time and Effects of the Merger.

7

2.3

Tax Consequences

7

2.4

Conversion of IB Common Stock.

7

2.5

Proration.

9

2.6

SB Common Stock

10

2.7

Articles of Incorporation and Bylaws

10

2.8

Directors and Executive Officers

10

2.9

Election Procedures.

10

2.10

Deposit of Merger Consideration.

12

2.11

Delivery of Merger Consideration

12

2.12

Stock Options

14

2.13

Voting Agreements

15

2.14

SAB Closing Deliveries

15

ARTICLE III.

DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS
AND WARRANTIES

15

3.1

Disclosure Schedules

15

3.2

Standards

16

3.3

Subsidiaries

16

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF IB

16

4.1

Corporate Organization.

16

4.2

Capitalization

17

4.3

Authority

17

4.4

Consents and Approvals

17

4.5

No Violations

17

4.6

Licenses, Franchises and Permits

18

4.7

Regulatory Reports

18

4.8

Financial Statements

18

4.9

Deposits

19

4.10

Broker’s Fees

19

4.11

Properties

19

4.12

Intellectual Property

19

4.13

Condition of Fixed Assets and Equipment

20

4.14

Absence of Certain Changes or Events.

20

i

4.15

Legal Proceedings

20

4.16

Taxes.

20

4.17

Employees.

22

4.18

Intentionally Omitted

23

4.19

Certain Contracts.

23

4.20

Agreements with Regulatory Agencies

24

4.21

Environmental Matters

24

4.22

Opinion

25

4.23

Insurance

25

4.24

Approvals

25

4.25

Loan Portfolio.

25

4.26

Reorganization

26

4.27

State Takeover Laws and Charter Provisions

26

4.28

Sole Agreement

26

4.29

Disclosure.

26

4.30

Absence of Undisclosed Liabilities

26

4.31

Allowance for Loan Losses.

27

4.32

Compliance with Laws.

27

4.33

Material Contract Defaults

27

4.34

Certain Regulatory Matters.

27

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF SAB

29

5.1

Corporate Organization.

29

5.2

Capitalization

29

5.3

Authority; No Violation.

30

5.4

Consents and Approvals

30

5.5

SEC Reports

30

5.6

Regulatory Reports

31

5.7

Financial Statements

31

5.8

Broker’s Fees

31

5.9

Absence of Certain Changes or Events

31

5.10

Intentionally Omitted.

31

5.11

SAB Information

31

5.12

Compliance with Laws.

32

5.13

Ownership of IB Common Stock

32

5.14

Approvals

32

5.15

Reorganization

32

ARTICLE VI.

COVENANTS RELATING TO CONDUCT OF BUSINESS

32

6.1

Covenants of IB

32

6.2

Covenants of SAB

35

ARTICLE VII.

ADDITIONAL AGREEMENTS

35

7.1

Regulatory Matters.

35

7.2

Access to Information and Due Diligence Investigation.

36

7.3

Certain Actions.

37

7.4

Stockholder Meeting

37

ii

7.5

Legal Conditions to Merger

37

7.6

Affiliates

38

7.7

AMEX Listing

38

7.8

Employee Benefit Plans; Existing Agreements.

38

7.9

Additional Agreements

38

7.10

Accounting Matters

39

7.11

IB Information

39

7.12

Disclosure

39

7.13

Transfer Taxes

39

7.14

Access to IB Employees; Retention of IB Employees

40

7.15

General Cooperation

40

ARTICLE VIII.

CONDITIONS PRECEDENT

40

8.1

Conditions to Each Party’s Obligation To Effect the Merger

40

8.2

Conditions to Obligations of SAB

41

8.3

Conditions to Obligations of IB

42

ARTICLE IX.

TERMINATION AND AMENDMENT

43

9.1

Termination

43

9.2

Effect of Termination

44

9.3

Amendment

45

9.4

Extension; Waiver

45

ARTICLE X.

GENERAL PROVISIONS

45

10.1

Closing

45

10.2

Survival of Representations, Warranties and Agreements

45

10.3

Expenses

46

10.4

Notices

46

10.5

Counterparts

46

10.6

Entire Agreement

47

10.7

Governing Law

47

10.8

Severability

47

10.9

Publicity

47

10.10

Assignment; Third Party Beneficiaries

47

10.11

Arbitration; Legal Proceedings.

47

Exhibit A

Form of Voting Agreement

Exhibit B

Form of Bank Merger Agreement

Exhibit C

Form of Employment Agreement

Exhibit D

Form of Director Non-Competition Agreement

Exhibit E

Form of Affiliate Agreement

Exhibit F

Form of Opinion of IB Counsel

Exhibit G

Form of Release Letter

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November __, 2006, among Sun American Bancorp, a Delaware business corporation (“SAB”), Sun American Bank, a Florida commercial banking association and a wholly-owned subsidiary of SAB (“SB”) and Independent Community Bank, a Florida commercial banking association (“IB”).

RECITALS

The Boards of Directors of SAB, SB and IB have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which IB will, subject to the terms and conditions set forth herein, merge (the “Merger”) with and into SB.

As an inducement and condition to SAB and SB entering into this Agreement, certain of the stockholders of IB (i.e., all of its directors)(the “Voting Agreement Parties”) have agreed to (i) vote all of their shares of IB common stock which they are entitled to vote in favor of the transactions contemplated by this Agreement at the meeting of IB Stockholders at which this Agreement is considered as set forth in the form attached hereto as Exhibit A (“Voting Agreement”) and (ii) to the extent permitted under applicable law, to recommend that the transaction be approved by the IB Stockholders.

The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

AGREEMENT

In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I. DEFINITIONS AND INTERPRETATION

1.1

Definitions. The following terms shall have the indicated definitions.

Acquisition Proposal. A proposed tender offer, written agreement, understanding or other proposal of any nature pursuant to which any Person or group, other than SAB or any SAB Subsidiary, would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving IB; (ii) acquire the right to vote 10% or more of the outstanding voting securities of IB; (iii) acquire 10% or more of the assets or earning power of IB; or (iv) acquire in excess of 10% of any class of capital stock of IB.

Affiliate. With respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” means, when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

AMEX. American Stock Exchange.

Articles of Merger. The articles of merger complying with the FBA and the NBA reflecting the merger of IB with and into SB.

Balance Sheet. The consolidated balance sheet of IB prepared based upon GAAP applicable to interim financial statements as consistently applied by IB for prior interim periods and based upon the materiality standards established by IB’s external auditors in connection with the most recently completed audit.

BHC Act. The Bank Holding Company Act of 1956, as amended.

Cash Consideration. The aggregate sum of $15,813,486.00 plus an amount necessary to pay for all fractional shares pursuant to Section 2.11(f) hereof, subject to adjustment in the event any IB Option granted under the IB Option Plan is exercised between the execution date hereof and the Effective Time , by increasing such amount by 42% of the amount determined by multiplying $34.81 by the number of shares issued upon the exercise of such options ..

Code. The Internal Revenue Code of 1986, as amended.

Dissenting Shares. Any shares of IB stockholders who exercise their dissenters rights under applicable Florida law.

Effective Time. The effective time of the Merger as specified in the Articles of Merger.

Environmental Laws. All federal, state and local laws, including common- law statutes, regulations, ordinances, codes, rules and other governmental restrictions, standards and requirements relating to the discharge of air pollutants, water pollutants or process waste water or substances, as now or at any time hereafter in effect, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Hazardous Materials Transportation Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended (“CERCLA”), regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of the Occupational Safety and Health Administration, and any so-called “Superfund” or “Superlien” Laws.

ERISA. The Employee Retirement Income Security Act of 1974, as amended.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Exchange Agent. The current or the successor stock transfer agent of SAB, which shall be responsible for the exchange of the Merger Consideration for the IB Common Stock.

Expenses. All reasonable in amount and reasonably incurred out-of-pocket expenses (including all reasonable fees and reasonable expenses of counsel, accountants, investment bankers, experts and consultants to the applicable Party and its Affiliates) incurred by or on behalf of a Party to this Agreement in connection with this Agreement or the transactions contemplated by this Agreement.

FBA. Florida Interstate Branching Act, as amended, and the Florida Banking Corporation Act, as amended.

FDB. Florida Department of Banking.

FDB Consent. The consent of the FDB necessary to consummation of the Merger.

FDIC. The Federal Deposit Insurance Corporation.

FRB. The Board of Governors of the Federal Reserve System.

GAAP. Generally accepted accounting principles consistently applied during the periods involved.

Governmental Entity. Any court, administrative agency or commission or other governmental authority or instrumentality.

Hazardous Materials. Any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials.

IB Ancillary Documents. Any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by IB in connection with the transactions contemplated hereby.

IB Common Stock. The common stock, par value $5.00 per share, of IB.

IB Option Plan. Collectively, the Independent Community Bank 1999 Stock Option Plan, 2004 Director Stock Plan and 2006 Employee Option Plan.

IB Stock Certificate. A certificate, which previous to the Merger represented any shares of IB Common Stock.

Intellectual Property. (i) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (ii) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (iii) copyrights (including any registrations and applications for any of the foregoing); (iv) Software; and (v) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

IRS. The Internal Revenue Service.

Knowledge or aware. Any term of similar import means, (i) with respect to IB, the actual knowledge of each director and executive officer of IB, and (ii) with respect to SAB, the actual knowledge of each director and executive officer of SAB or any SAB Subsidiary.

Loan Property. Any property in which IB holds a security interest, and, where required by the context, such term means the owner or operator of such property.

Material Adverse Effect. With respect to SAB or IB, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, (ii) the ability of the parties to perform their obligations under this Agreement or otherwise consummate the transactions contemplated hereby, or (iii) any decrease in the deposit accounts or loan accounts of IB in excess of 10% or more from what is stated on the balance sheet dated September 30, 2006, excluding decreases arising from the termination of the deposit accounts or loan accounts set forth in Section 1.1 of the Disclosure Schedules (as defined in Section 3.1).

Merger Consideration. The merger consideration shall be equal to the Cash Consideration plus the Stock Consideration.

NASDAQ. Nasdaq Global Market.

Participation Facility. Any facility in which IB participates in the management and, where required by the context, such term means the owner or operator of such facility.

Per Share Amount. The amount of $34.81 per share of IB Common Stock.

Person. An individual, partnership (general or limited), corporation, joint venture, business trust, limited liability company, cooperative association or other form of business organization, trust, estate or any other entity.

Regulatory Agencies. The FDB, the FRB, the FDIC and any other regulatory authority or applicable self-regulatory organization with jurisdiction over the Merger.

Rights. Subscriptions, options, warrants, calls, commitments or agreements of any character to purchase capital stock.

SAB Common Stock. The common stock, par value $0.01 per share, of SAB.

SEC. The Securities and Exchange Commission.

Share Ratio. As of the date hereof, each share of IB Common Stock that is converted into shares of SAB Common Stock shall be converted at a rate of 6.4463 shares of SAB Common Stock per share of IB Common Stock, subject to adjustment pursuant to Section 2.4(d) hereof.

Software. Computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

Stock Consideration. An aggregate of 4,044,013 shares of SAB Common Stock, subject to adjustment in the event any IB Option granted under the IB Option Plan is exercised between the execution date hereof and the Effective Time , by increasing such number by a number of shares determined by multiplying the Share Ratio by 58% of the number of shares issued upon the exercise of such options ..

Subsidiary. The word “Subsidiary” (1) when used with respect to IB shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes, and (2) when used with respect to SAB shall mean each Subsidiary of SAB that is a “Significant Subsidiary” within the meaning of Rule 1-02 of Regulation S-X of the SEC.

Surviving Bank. The surviving bank to the Merger, which shall be SB.

Taxes. Tax or Taxes shall mean (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, escheat, unclaimed property, payroll, withholding, unemployment compensation, social security, retirement, environmental (including any Taxes imposed under Section 59A of the Code) or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charges of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

Tax Return. Any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any law relating to any Tax, including any amendment thereto, all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

Trust Account Shares. Shares of IB Common Stock or SAB Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties.

1.2

Terms Defined Elsewhere. The capitalized terms set forth below are defined in the following sections:

“Agreement”	Preamble
“Closing”	Section 10.1
“Closing Date”	Section 10.1
“Code”	Section 2.3
“ERISA Affiliate”	Section 4.17(a)
“Exchange Fund”	Section 2.10 “
“IB”	Preamble
“IB Contract”	Section 4.19(a)
“IB Disclosure Schedule”	Section 3.1
“IB Financial Statements”	Section 4.8
“Injunction”	Section 8.1(e)
“Loans”	Section 4.25(a)
“Merger”	Recitals
“Plans”	Section 4.17(a)
“Prospectus”	Section 4.4
“Regulatory Agreement”	Section 4.20
“Representatives”	Section 7.3(a)
“Requisite Regulatory Approvals”	Section 8.1(c)
“S-4”	Section 4.18
“SAB”	Preamble
“SAB Financial Statements”	Section 5.7
“SAB Reports”	Section 5.4
“SB”	Preamble
“Securities Act”	Section 5.5
“State Banking Approvals”	Section 4.4

1.3

Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date of this Agreement. No provision of this Agreement shall be construed to require IB, SAB or any of their respective Affiliates to take any action that would violate any applicable law (including common law), rule or regulation.

ARTICLE II. PLAN OF MERGER

2.1

The Merger. Subject to the terms and conditions of this Agreement, in accordance with the FBA, at the Effective Time, IB shall merge with and into SB. SB shall be the Surviving Bank, and shall continue its corporate existence under the laws of the United States of America. The name of the Surviving Bank shall continue to be “Sun American Bank” Upon consummation of the Merger, the separate corporate existence of IB shall terminate.

2.2

Effective Time and Effects of the Merger.

(a)

Subject to the provisions of this Agreement, on the Closing Date, the Articles of Merger shall be duly prepared, executed and delivered for filing with the Secretary of State of the State of Florida. The Merger shall become effective at the Effective Time. At and after the Effective Time, the Merger shall have the effects set forth in the FBA.

(b)

At the Effective Time, the separate existence of IB shall cease, and SB, as the Surviving Bank, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of IB.

(c)

At the Effective Time, all rights, assets, licenses, permits, franchises and interests of IB in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and choses in action shall be deemed to be vested in SB as the Surviving Bank by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

(d)

At the Effective Time, and except as otherwise expressly provided herein, the Surviving Bank shall become and be liable for all debts, liabilities, obligations and contracts of IB whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of IB.

2.3

Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement shall constitute a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

2.4

Conversion of IB Common Stock.

(a)

At the Effective Time, by virtue of the Merger and without any action on the part of IB, SAB, SB or the holder of any of the following securities, subject to

Sections 2.4(d) and 2.5, each share of IB Common Stock, except for shares of IB Common Stock owned by IB or SAB (other than Trust Account Shares) or any of SAB’s Subsidiaries, shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in this Section 2.4 and Section 2.9, into the right to receive the following, without interest:

(i) for each share of IB Common Stock with respect to which an election to receive cash has been effectively made and not revoked or deemed revoked pursuant to Article II (a “Cash Election”), the right to receive in cash from SAB an amount equal to the Per Share Amount (collectively, the “Cash Election Shares”);

(ii) for each share of IB Common Stock with respect to which an election to receive SAB Common Stock has been effectively made and not revoked or deemed revoked pursuant to Article II (a “Stock Election”), the right to receive from SAB the number of shares of SAB Common Stock as is equal to the Share Ratio (collectively, the “Stock Election Shares”); and

(iii) for each share of IB Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or deemed revoked pursuant to Article II (collectively, the “Non-Election Shares”), the right to receive from SAB such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 2.5(b).

(b)

All of the shares of IB Common Stock converted into the right to receive the Merger Consideration pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of IB Common Stock (each, a “Certificate”) shall thereafter represent only the right to receive the Merger Consideration and/or cash in lieu of fractional shares, into which the shares of IB Common Stock represented by such Certificate have been converted pursuant to this Section 2.4 and Section 2.11(f), as well as any dividends to which holders of IB Common Stock become entitled in accordance with Section 2.11(c).

(c)

At the Effective Time, all shares of IB Common Stock that are owned directly or indirectly by IB, SAB or any of SAB’s Subsidiaries (other than Trust Account Shares) shall be cancelled and shall cease to exist and no stock of SAB, cash or other consideration shall be delivered in exchange therefor.

(d)

If, between the date hereof and the Effective Time, (i) the shares of SAB Common Stock shall be changed (or SAB establishes a record date for changing such shares which is prior to the Effective Time) into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, (ii) a stock dividend shall be declared (or SAB establishes a record date for such dividend which is prior to the Effective Time) in respect of SAB Common Stock, or (iii) any distribution is made (or SAB establishes a record date for such distribution which is prior to the Effective Time) in respect of SAB Common Stock other than a regular quarterly cash dividend consistent with past practice, proportionate adjustments shall be made to the Share Ratio.

2.5 Proration.

(a)

Notwithstanding any other provision contained in this Agreement, the total number of shares of IB Common Stock to be converted into Cash Consideration pursuant to Section 2.4 (the “Cash Conversion Number”) shall be equal to 42% of the shares of IB Common Stock outstanding at the Effective Time (other than shares of IB Common Stock to be cancelled as provided in Section 2.4(c)). All other shares of IB Common Stock shall be converted into Stock Consideration (other than shares of IB Common Stock to be cancelled as provided in Section 2.4(c)).

(b)

Within five Business Days after the Effective Time, SAB shall cause the Exchange Agent (as defined below) to effect the allocation among holders of IB Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

(i)

If the aggregate number of shares of IB Common Stock with respect to which Cash Elections shall have been made (the “Cash Election Number”) exceeds the Cash Conversion Number, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof will be converted into the right to receive the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number (with the Exchange Agent to determine, consistent with Section 2.5(a), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Stock Consideration; and

(ii)

If the Cash Election Number is less than the Cash Conversion Number (the amount by which the Cash Conversion Number exceeds the Cash Election Number being referred to herein as the “Shortfall Number”), then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares and Stock Election Shares shall be treated in the following manner:

(A)

If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with Section 2.5(a), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Stock Consideration; or

(B)

If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares, and the denominator of which is the total number of Stock Election Shares (with the Exchange Agent to determine, consistent with Section 2.5(a), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Stock Consideration.

2.6

SB Common Stock. The shares of SB Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding and 99.9% owned by SAB.

2.7

Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation of SB, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Bank. At the Effective Time, the Bylaws of SB, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Bank until thereafter amended in accordance with applicable law.

2.8

Directors and Executive Officers. At and after the Effective Time, the directors of SB shall consist of all of the directors of SB serving immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified. The executive officers of SB immediately prior to the Effective Time shall be the officers of the Surviving Bank, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

2.9

Election Procedures. Each holder of record of shares of IB Common Stock (“Holder”) shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures:

(a)

Each Holder may specify in a request made in accordance with the provisions of this Section 2.9 (herein called an “Election”) (i) the number of shares of IB Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of IB Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

(b)

SAB shall prepare a form reasonably acceptable to IB (the “Form of Election”) which shall be mailed to record holders of IB Common Stock so as to permit those holders to exercise their right to make an Election prior to the Election Deadline.

(c)

SAB shall make the Form of Election initially available not less than twenty (20) Business Days prior to the anticipated Election Deadline and shall use all reasonable efforts to make available as promptly as possible a Form of Election to any stockholder of IB who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline.

(d)

Any Election shall have been made properly only if the Exchange Agent, pursuant to an agreement (the “Exchange Agent Agreement”) entered into prior to the mailing of the Form of Election to IB stockholders, shall have received, by the Election Deadline, a Form of Election properly completed and signed and accompanied by Certificates to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of IB Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by SAB, in its sole discretion and any shares of IB Common Stock held by such Holder shall be deemed Non-Election Shares. As used herein, unless otherwise agreed in advance by the parties, “Election Deadline” means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the day prior to the IB Stockholders’ meeting at which the approval of this Agreement is considered or such other time and date as SAB and IB may mutually agree. IB and SAB shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) Business Days before, and at least five (5) Business Days prior to, the Election Deadline. SAB shall provide IB with the form of Exchange Agent Agreement and both the letter of transmittal and the instructions prior to the Effective Time, each of which shall be subject to the approval of IB in its reasonable discretion.

(e)

Any IB stockholder may, at any time prior to the Election Deadline, change or revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election. Subject to the terms of the Exchange Agent Agreement, if SAB shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of IB Common Stock (neither SAB nor IB nor the Exchange Agent being under any duty to notify any stockholder of any such defect), such Election shall be deemed to be not in effect, and the shares of IB Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

(f)

Any IB stockholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from SAB or IB that this Agreement has been terminated in accordance with Article IX.

(g)

Subject to the terms of the Exchange Agent Agreement, SAB, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (i) the validity of the Forms of Election and compliance by any IB stockholder with the Election procedures set forth herein, (ii) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.5, (iii) the issuance and delivery of certificates representing the whole number of shares of SAB Common Stock into which shares of IB Common Stock are converted in the Merger and (iv) the method of payment of cash for shares of IB Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of SAB Common Stock.

2.10

Deposit of Merger Consideration. At or prior to the Effective Time, SAB shall deposit, or shall cause to be deposited, with the Exchange Agent (i) certificates representing the shares of SAB Common Stock constituting the aggregate Stock Consideration, and SAB shall instruct the Exchange Agent to timely deliver, the aggregate Stock Consideration, and (ii) immediately available funds constituting the aggregate Cash Consideration (collectively, the “Exchange Fund”) and SAB shall instruct the Exchange Agent to timely pay the Cash Consideration in accordance with this Agreement.

2.11

Delivery of Merger Consideration.

(a)

As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Certificate(s) which immediately prior to the Effective Time represented outstanding shares of IB Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.4 and any cash in lieu of fractional shares of SAB Common Stock to be issued or paid in consideration therefor who did not properly complete and submit an Election Form, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) shall pass, only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificate(s))) (the “Letter of Transmittal”) to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement and (ii) instructions for use in surrendering Certificate(s) in exchange for the Merger Consideration and any cash in lieu of fractional shares of SAB Common Stock to be issued or paid in consideration therefor in accordance with Section 2.11(f) upon surrender of such Certificate and any dividends or distributions to which such holder is entitled pursuant to Section 2.11(c).

(b)

Upon surrender to the Exchange Agent of its Certificate(s), accompanied by a properly completed Form of Election or a properly completed Letter of Transmittal, a holder of IB Common Stock will be entitled to receive, promptly after the Effective Time, the Merger Consideration (elected or deemed elected by it, subject to, and in accordance with Sections 2.4 and 2.5) and any cash in lieu of fractional shares of SAB Common Stock to be issued or paid in consideration therefor in respect of the shares of IB Common Stock represented by its Certificate(s). Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration and any cash in lieu of fractional shares of SAB Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with, and any dividends or distributions to which such holder is entitled pursuant to, this Article II.

(c)

No dividends or other distributions with respect to SAB Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SAB Common Stock represented thereby, in each case unless and until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Article II the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of SAB Common Stock represented by such Certificate and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of SAB Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the SAB Common Stock issuable with respect to such Certificate.

(d)

In the event of a transfer of ownership of a Certificate representing IB Common Stock that is not registered in the stock transfer records of IB, the proper amount of cash and/or shares of SAB Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such IB Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate or establish to the satisfaction of SAB that the Tax has been paid or is not applicable. The Exchange Agent (or, subsequent to the first anniversary of the Effective Time, SAB) shall be entitled to deduct and withhold from any cash portion of the Merger Consideration, any cash in lieu of fractional shares of SAB Common Stock, cash dividends or distributions payable pursuant to Section 2.11(c) hereof and any other cash amounts otherwise payable pursuant to this Agreement to any holder of IB Common Stock such amounts as the Exchange Agent or SAB, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or SAB, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of IB Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or SAB, as the case may be.

(e)

After the Effective Time, there shall be no transfers on the stock transfer books of IB of any shares of IB Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of IB Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration and any cash in lieu of fractional shares of SAB Common Stock to be issued or paid in consideration therefor in accordance with Section 2.5 and the procedures set forth in this Article II.

(f)

Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of SAB Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to SAB Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of SAB. In lieu of the issuance of any such fractional share, SAB shall pay to each former stockholder of IB who otherwise would be entitled to receive such fractional share, an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the Fair Market Value of the SAB Common Stock by (ii) the fraction of a share (after taking into account all shares of IB Common Stock held by such holder at the Effective Time and rounded to the nearest one thousandth when expressed in decimal form) of SAB Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 2.4. For purposes of this paragraph, Fair Market Value shall mean the average of the closing prices for the SAB Common Stock for the 20 trading days prior to the Effective Time.

(g)

Any portion of the Exchange Fund that remains unclaimed by the stockholders of IB as of the first anniversary of the Effective Time shall be paid to SAB. Any former stockholders of IB who have not theretofore complied with this Article II shall thereafter look only to SAB with respect to the Merger Consideration, any cash in lieu of any fractional shares and any unpaid dividends and distributions on the SAB Common Stock deliverable in respect of each share of IB Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of SAB, IB, the Exchange Agent or any other person shall be liable to any former holder of shares of IB Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(h)

In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by SAB or the Exchange Agent, the posting by such person of a bond in such amount as SAB may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

2.12

Stock Options. At the Effective Time, each option granted by IB under the IB Option Plan (whether or not then vested or unvested), which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of IB Common Stock and shall have no effect and the agreements evidencing grants of options that are unexercised thereunder, and any other agreements between IB and an optionee regarding IB Option shall be terminated by IB and the optionee prior to the Effective Time, and each such option shall be converted, at the option of the option holder, into (i) the right to receive a cash payment from SAB promptly after the Effective Time in an amount equal to (a) any positive difference between the amount of $34.81 and the per share exercise price of each such stock option multiplied by (b) the number of shares subject to such stock option, or (ii) an option to purchase shares of SAB Common Stock, in which event SAB shall assume each such IB Option, in accordance with the terms of the applicable SAB Stock Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (a) SAB and the human resources department of SAB shall be substituted for IB and the committee of the IB Board of Directors administering such IB stock option plan, (b) each IB Stock Option assumed by SAB may be exercised solely for shares of SAB Common Stock, (c) the number of shares of SAB Common Stock subject to such IB Stock Option shall be equal to the number of shares of IB Common Stock subject to such IB Stock Option immediately prior to the Effective Time multiplied by the Share Ratio, rounded down to the nearest share, and (d) the per share exercise price under each such IB Stock Option shall be adjusted by dividing the per share exercise price under each such IB Stock Option by the Share Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (ii)(c) and (ii)(d) of the preceding sentence, each IB Stock Option which is an “incentive stock option” shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. SAB and IB agreed to take all necessary steps to effect the foregoing provisions of this Section 2.12. IB shall deliver to SAB prior to the Effective Time a list of all option holders, and shall use its best efforts to deliver to SAB prior to the Effective Time a letter from each stating his or her election to receive cash or an option for SAB Common Stock. If IB does not deliver a letter from an option holder stating his or her election to receive cash or an option for SAB Common Stock, then such holder shall be deemed to have elected to receive a cash payment.

2.13

Voting Agreements. As a material inducement for SAB and SB entering into this Agreement, simultaneously with the execution of this Agreement by the Parties, each director of IB shall agree to vote all of his or her shares of IB common stock which he or she is entitled to vote in favor of the transactions contemplated by this Agreement at the meeting of IB Stockholders at which this Agreement is considered as set forth in the Voting Agreement, which shall become effective upon the execution of this Agreement.

2.14

SAB Closing Deliveries. At the Closing, SAB shall deliver, or cause to be delivered, to IB all documents required to be entered into or delivered by SAB at the Closing pursuant hereto.

ARTICLE III. DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS AND WARRANTIES

3.1

Disclosure Schedules. Prior to the execution and delivery of this Agreement, IB has delivered to SAB one or more disclosure schedules (the “IB Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of IB’s representations or warranties contained in Article IV, or to one or more of IB’s covenants contained in Article VI (it being understood and agreed that if an item is properly set forth in one IB Disclosure Schedule, it shall be deemed to be set forth in any other relevant IB Disclosure Schedule; provided, however, that notwithstanding anything in this Agreement to the contrary (a) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 3.2, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to IB.

3.2

Standards. No representation or warranty of IB contained in Article IV or of SAB contained in Article V shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of IB, or Article V, in the case of SAB, has had or would have a Material Adverse Effect with respect to IB or SAB, respectively.

3.3

Subsidiaries. Where the context permits, “SAB” shall refer to SAB and each of its Subsidiaries and “IB” shall refer to IB.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF IB

Subject to Article III, IB hereby represents and warrants to SAB and SB as follows:

4.1

Corporate Organization.

(a)

IB is a Florida chartered commercial banking association duly organized, validly existing and in good standing under the laws of the State of Florida and a member of the FRB. IB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, holds properties and assets only of the types permitted by the laws of the State of Florida, the United States, the rules and regulations promulgated by the FDB and the FRB for insured depository institutions, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The deposit accounts of IB are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due.

(b)

IB has no, and since December 31, 2005, IB has not had any, Subsidiaries. IB neither owns nor controls, directly or indirectly 5% or more of the outstanding equity securities, either directly or indirectly, of any Person.

(c)

The minute books of IB contain true and correct records of all meetings and other corporate actions held or taken since December 31, 2005 of its stockholders and Board of Directors (including committees of the Board of Directors). IB has provided to SAB true, correct and complete copies of the charter documents and bylaws of IB.

4.2

Capitalization. The authorized capital stock of IB consists of 2,000,000 shares of common stock, par value $5.00 per share. As of the date hereof, (1) there are 1,081,619 shares of IB Common Stock issued and outstanding, (2) no shares of IB Common Stock held by IB as treasury stock, and (3) options to purchase 134,291 shares of IB Common Stock issued and outstanding and exercisable at various exercise prices. Except for the aforementioned stock options and as set forth on Section 4.2 of the IB Disclosure Schedule, as of the date hereof, there are no shares of IB Common Stock reserved for issuance for any reason or purpose. All of the issued and outstanding shares of IB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as set forth on the IB Disclosure Schedule, IB does not have and is not bound by any outstanding Rights calling for the purchase or issuance of any shares of IB Common Stock or any other equity security of IB or any securities representing the right to purchase or otherwise receive any shares of IB Common Stock or any other equity security of IB.

4.3

Authority. IB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of IB. The Board of Directors of IB has directed that this Agreement and the transactions contemplated hereby be submitted to IB’s stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of IB’s stockholders, no other corporate proceedings on the part of IB are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by IB and (assuming due authorization, execution and delivery by SAB) this Agreement constitutes a valid and binding obligation of IB, enforceable against IB in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

4.4

Consents and Approvals. Except for (a) the filing with the SEC of the S-4, including the prospectus therein relating to the meetings of IB’s stockholders and SAB stockholders to be held in connection with the transactions contemplated herein (the “Prospectus”) and the SEC’s declaration of the effectiveness of the S-4, (b) the approval of this Agreement by the requisite vote of the stockholders of each of IB and SAB, (c) the filing of applications and notices, as applicable, with the FRB, and approval of such applications and notices, (d) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law (the “State Banking Approvals”), (e) the filing of notices and applications and approvals as required under the applicable state securities laws or as may required by AMEX, and (f) any consents or approvals listed in Section 4.4 of the IB Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are required to be made by IB in connection with (1) the execution and delivery by IB of this Agreement or (2) the consummation by IB of the Merger and the other transactions contemplated hereby.

4.5

No Violations. Except as may be set forth in Section 4.5 of the IB Disclosure Schedule, neither the execution and delivery of this Agreement by IB, nor the consummation by IB of the transactions contemplated hereby, nor compliance by IB with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of IB, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to IB or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of IB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which IB is a party, or by which it or its properties or assets may be bound or affected.

4.6

Licenses, Franchises and Permits. IB holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, except where the failure to hold such licenses, franchises, permits and authorizations would not reasonably be expected to have a Material Adverse Effect. All of such licenses, franchises, permits and authorizations are in full force and effect and are transferable to a successor to IB in connection with or subsequent to the Closing of the transactions contemplated herein without any Consent, other than the State Banking Approvals and the approval of the FRB, subject to the legal right and authority of such successor to engage in the activities licensed, franchised, permitted or authorized thereby and except where the failure of such licenses, franchises, permits and authorizations to be in full force and effect and transferable to a successor to IB would not reasonably be expected to have a Material Adverse Effect. IB has not received notice of any Proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such Proceeding is pending or, to IB’s Knowledge, has been threatened by any Governmental Authority.

4.7

Regulatory Reports. IB has timely filed all reports, notices, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2005 with the Regulatory Agencies and has paid all fees and assessments due and payable in connection therewith. Except for matters set forth on Section 4.7 of the Disclosures Schedules, no Regulatory Agency has initiated any proceeding or, to the Knowledge of IB, investigation into the business or operations of IB since December 31, 2005. Except for matters set forth on Section 4.7 of the Disclosures Schedules, there is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of IB. Except as disclosed on Section 4.7 of the Disclosures Schedules, no Regulatory Agency has initiated any proceeding or, to the Knowledge of IB, investigation into the business or operations of IB since December 31, 2005, and there is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of IB.

4.8

Financial Statements. IB has previously made available to SAB (1) copies of the balance sheets of IB as of December 31 for the fiscal years 2004 and 2005, and the related statements of earnings, stockholders’ equity and cash flows for the fiscal years 2004 through 2005, inclusive, as reported in IB’s Annual Report to

Stockholders for the fiscal year ended December 31, 2005 (“Balance Sheet Date”), accompanied by the audit reports of Crowe Chizek, independent public accountants with respect to IB, and (2) copies of unaudited balance sheets and the related statements of earnings and stockholders’ equity of IB at and for the quarter ended September 30, 2006 (collectively, the “IB Financial Statements”). Subject, in the case of the unaudited statements, to audit adjustments reasonable in nature and amount, the IB Financial Statements fairly present the financial position of IB as of the dates indicated therein, and when included in the Prospectus will fairly present the results of the operations and financial position of IB for the respective fiscal periods or as of the respective dates therein set forth. Subject, in the case of the unaudited statements, to audit adjustments reasonable in nature and amount, each of the IB Financial Statements (including the related notes, where applicable) complies, and IB’s Financial Statements to be included in the Prospectus after the date hereof will comply, with applicable accounting requirements; and each of such statements (including the related notes, where applicable) has been, and IB’s Financial Statements to be included in the Prospectus will be, prepared in accordance with GAAP, except as indicated in the notes thereto. The books and records of IB have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

4.9

Deposits. Except as set forth on Disclosure Schedule 4.9, none of the IB deposits (consisting of certificates of deposit, savings accounts, NOW accounts, money market accounts and checking accounts), is a brokered deposit.

4.10

Broker’s Fees. Neither IB nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that IB has engaged, and will pay a fee or commission to Hovde Financial in accordance with the terms of a letter agreement between it and IB, a true and correct copy of which has been previously made available by IB to SAB.

4.11

Properties. Section 4.11 of the IB Disclosure Schedule contains a true and complete list of all material real property owned or leased by IB. Except as set forth in Section 4.11 of the IB Disclosure Schedule, IB has good and marketable title, free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, real or personal, reflected in the IB Financial Statements as being owned by IB as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of IB and held under leases or subleases by IB, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors’ rights generally, or by equitable principles), and neither IB nor, to IB’s Knowledge, any other party thereto is in material breach or material default thereunder.

4.12

Intellectual Property. Section 4.12 of the IB Disclosure Schedule contains a true and complete list of all material IB Intellectual Property. IB owns or has a valid license to use all IB Intellectual Property, free and clear of all liens, encumbrances, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). IB Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of IB as currently conducted, except where the failure to have such property would not reasonably be expected to have a Material Adverse Effect. The IB Intellectual Property is valid and has not been cancelled, forfeited, expired or abandoned, and IB has not received any notice challenging the validity or enforceability of IB Intellectual Property, other than as would not reasonably be expected to have a Material Adverse Effect. To IB’s Knowledge, the conduct of the business of IB does not violate, misappropriate or infringe upon the Intellectual Property rights of any third Person. The consummation of the transactions contemplated by this Agreement will not result in the material loss or material impairment of the right of IB to own or use any of the IB Intellectual Property, and SAB and its Subsidiaries will have substantially the same rights to own or use the IB Intellectual Property following the consummation of such transactions as IB had prior to the consummation of such transactions, except such rights as would not reasonably be expected to have a Material Adverse Effect.

4.13

Condition of Fixed Assets and Equipment. Section 4.13 of the IB Disclosure Schedule contains a list of all material fixed assets and equipment used in the conduct of the business of IB as of the Balance Sheet Date. Each such item of fixed assets and equipment having a net book value in excess of $1,000 is, to IB’s Knowledge, in good operating condition and repair, normal wear and tear excepted.

4.14

Absence of Certain Changes or Events.

(a)

Except as disclosed in any IB filings with the FDB or the FRB, as applicable, prior to the date hereof, since December 31, 2005, (i) there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on IB, and (ii) IB has carried on its business in the ordinary course of business consistent with past practices.

(b)

Except as may be set forth in Section 4.14(b) of the IB Disclosure Schedule, since December 31, 2005 and solely with respect to executive officers (senior vice president or above) and directors, IB has not (1) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any such person from the amount thereof in effect as of December 31, 2005, (2) granted any severance or termination pay to such person or entered into any contract to make or grant any severance or termination pay to such person, (3) paid any bonus to such person or (4) entered into any employment- or compensation-related agreement with such person.

4.15

Legal Proceedings. Except as may be set forth in Section 4.15 of the IB Disclosure Schedule, (a) IB is not a party to any, and there are no pending or, to IB’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against IB or challenging the validity or propriety of the transactions contemplated by this Agreement and (b) there is no injunction, order, judgment or decree imposed upon IB or its assets.

4.16

Taxes.

(a)

Except as may be set forth in Section 4.16 of the IB Disclosure Schedule, IB has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the Effective Time, and all such Tax Returns are true, correct and complete, and (ii) paid in full or made adequate provision in the financial statements of IB (in accordance with GAAP) for all Taxes (whether or not shown on a Tax Return). Except as set forth in Section 4.16 of the IB Disclosure Schedule, (i) as of the date hereof IB has not requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. Except as set forth on Section 4.16 of the IB Disclosure Schedule, no audits or other administrative proceedings or court proceedings have ever been conducted, are presently pending or, to the knowledge of IB, threatened with regard to any Taxes or Tax Return of IB or any affiliated, consolidated, combined or unitary group of which IB is a member and, to the knowledge of IB, no material issues have been raised by any Tax authority in connection with any Tax or Tax Return. No claim has ever been made by an authority in a jurisdiction where IB does not file Tax Returns that IB is or may be subject to taxation by such jurisdiction.

(b)

IB has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code (or any similar provision of state, local or foreign law) by reason of a change in accounting method or otherwise, and, the Internal Revenue Service has not proposed any such adjustment or change in accounting method. IBS will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law); (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date or (iv) intercompany transactions or any excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

(c)

Except as may be set forth in Section 4.16 of the IB Disclosure Schedule, IB has complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code sections 1441 through 1446, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other state, local or foreign laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper taxing authorities all amounts required. IB has under taken in good faith to appropriately classify all service providers as either employees or independent contractors for all Tax purposes.

(d)

 IB has disclosed to the Internal Revenue Service on the appropriate Tax Returns any Reportable Transaction in which it has participated. IB has retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents or other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation

Section 1.6011-4(g). For purposes of this Agreement, the term “Reportable Transaction” shall mean any transaction listed in Treasury Regulation Section 1.6011-4(b).

(e)

 IB has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation, and each former Subsidiary of IB has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, except where IB was the common parent of such affiliated group.

(f)

IB (i) is not a party to, is bound by or has any obligation under any Tax sharing agreement or similar contract (whether or not written) or (ii) has any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise.

(i)

IB does not have a contract, agreement, plan, or other similar type of arrangement currently in place covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code. IB is not obligated to make any “gross-up” or similar payment to any Person on account of any Tax under Section 4999 of the Code.

(j)

IB has not been the “distributing company” (within the meaning of Section 355(a)(1) of the Code) nor the “controlled corporation” (within the meaning of Section 355(a)(1) of the Code) (i) within the two-year period ending as of the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

(k)

Except as set forth on Section 4.16 of the IB Disclosure Schedule, there are no liens or other encumbrances upon any asset or property of IB except liens for Taxes not yet due and payable.

(l)

IB is not subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities. No power of attorney currently in force has been granted by IB concerning any Tax matter.

(m)

The unpaid Taxes of IB (i) did not, as of September 30, 2006, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the September 30, 2006 balance sheet and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of IB.

4.17

Employees.

(a)

Section 4.17(a) of the IB Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, “welfare” plan, fund or program (within the meaning of section 3(1) of ERISA); “pension” plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by IB or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), all of which together with IB would be deemed a “single employer” within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of IB or any ERISA Affiliate (the “Plans”).

(b)

IB has heretofore made available to SAB with respect to each of the Plans true and correct copies of each of the following documents, if applicable: (i) the Plan document; (ii) the actuarial report for such Plan for each of the last two years, (iii) the most recent determination letter from the IRS for such Plan and (iv) the most recent summary plan description and related summaries of material modifications.

(c)

Except as may be set forth in Section 4.17(c) of the IB Disclosure Schedule: each of the Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Plans intended to be “qualified” within the meaning of section 401(a) of the Code has received a favorable determination letter from the IRS; no Plan is subject to Title IV of ERISA; no Plan is a multiemployer plan within the meaning of section 4001(a)(3) of ERISA and no Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or to the Knowledge of IB, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

(d)

Except as may be set forth in Section 4.17(d) of the IB Disclosure Schedule, since December 31, 2005, IB has not (i) suffered any strike, work stoppage, slow-down, or other labor disturbance, (ii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iii) had any union organizing activities.

(e)

Section 4.17(e) of the IB Disclosure Schedule sets forth all employment contracts, plans, programs, agreements or other benefits which could be subject to Section 280G of the Code.

4.18

Intentionally Omitted

4.19

Certain Contracts.

(a)

Except as set forth in Section 4.19(a) of the IB Disclosure Schedule, IB is not a party to or bound by any contract (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from SAB, IB, the Surviving Bank or any of their respective Subsidiaries to any officer, director, employee or consultant of IB, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date hereof, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 90 days or less notice involving the payment of more than $25,000 per annum, or (v) which materially restricts the conduct of any line of business by IB. Each contract, arrangement, commitment or understanding of the type described in this Section 4.19(a), whether or not set forth in Section 4.19(a) of the IB Disclosure Schedule, is referred to herein as a “IB Contract.” IB has previously delivered or made available to SAB true and correct copies of each contract, arrangement, commitment or understanding of the type described in this Section 4.20(a).

(b)

Except as set forth in Section 4.19(b) of the IB Disclosure Schedule, (i) each IB Contract is valid and binding and in full force and effect, (ii) IB has performed all obligations required to be performed by it to date under each IB Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of IB under any IB Contract, and (iv) no other party to any IB Contract is, to the Knowledge of IB, in default in any respect thereunder.

4.20

Agreements with Regulatory Agencies. Except as may be set forth in Section 4.20 of the IB Disclosure Schedule, IB is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.20 of the IB Disclosure Schedule, a “Regulatory Agreement”), any Regulatory Agency that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has IB been advised by any Regulatory Agency that it is considering issuing or requesting any Regulatory Agreement.

4.21

Environmental Matters. Except as may be set forth in Section 4.21 of the IB Disclosure Schedule:

(a)

IB and, to the Knowledge of IB, each of the Participation Facilities and the Loan Properties, are in compliance with all Environmental Laws.

(b)

To the Knowledge of IB, there is no suit, claim, action or proceeding pending or threatened before any Governmental Entity or other forum in which IB, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by IB, any Participation Facility or any Loan Property.

(c)

To the Knowledge of IB, during the period of (x) IB’s ownership or operation of any of its current or former properties, (y) IB’s participation in the management of any Participation Facility, or (z) IB’s interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the Knowledge of IB, prior to the period of (x) IB’s ownership or operation of any of its current or former properties, (y) IB’s participation in the management of any Participation Facility, or (z) IB’s interest in a Loan

Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property.

4.22

Opinion. Prior to the execution of this Agreement, IB has received an opinion from Hovde Financial to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration to be received by the stockholders of IB is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date hereof.

4.23

Insurance. Section 4.23 of the IB Disclosure Schedule includes a complete list of all insurance policies (other than title insurance policies or insurance policies of which IB is a beneficiary incident to the making of individual loans) held by IB. There are no outstanding unresolved claims for losses under any such insurance policies. IB has paid all amounts due and payable under any insurance policies and guaranties applicable to it and its assets and operations; all such insurance policies and guaranties are in full force and effect; and IB and all of the IB Real Estate and other material properties of IB are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and are consistent with past practices and experience.

4.24

Approvals. As of the date hereof, IB knows of no fact or condition relating to IB that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) from being obtained.

4.25

Loan Portfolio.

(a)

Except as may be set forth in Section 4.25 of the IB Disclosure Schedule, IB is not a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees or interest-bearing assets) (collectively, “Loans”), other than Loans the unpaid principal balance of which does not exceed $5,000, under the terms of which the obligor was, as of December 31, 2005, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or 5% or greater stockholder of IB, or to the Knowledge of IB, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.25 of the IB Disclosure Schedule sets forth (i) all of the Loans of IB that as of December 31, 2005, were classified by any bank examiner (whether regulatory or internal) as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) each asset of IB that as of December 31, 2005, was classified as “Other Real Estate Owned” and the book value thereof.

(b)

Each Loan in original principal amount in excess of $5,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.26

Reorganization. As of the date hereof, IB has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

4.27

State Takeover Laws and Charter Provisions. IB has taken all necessary action to exempt the transactions contemplated by this Agreement from any restrictive provision of (i) any applicable moratorium, control share, fair price, business combination, or other anti-takeover laws and regulations, or (ii) the Articles of Incorporation or Bylaws of IB.

4.28

Sole Agreement. With the exception of this Agreement, IB is not a party to any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or, except as disclosed on Section 4.28 of the IB Disclosure Schedule, any other agreement which contemplates the involvement of IB (or any of its assets) in any business combination of any kind; or any agreement, contract, commitment, understanding or arrangement obligating IB to issue or sell or authorize the sale or transfer of any shares of capital stock of IB, except IB Stock Options.

4.29

Disclosure.

(a)

The information concerning, and representations and warranties made by, IB set forth in this Agreement, or in the IB Disclosure Schedule, or in any document, statement, certificate or other writing furnished or to be furnished by or on behalf of IB to SAB pursuant hereto, including information to be included in the Form S-4 regarding IB, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

(b)

Copies of all documents heretofore or hereafter delivered or made available to SAB by or on behalf of IB pursuant hereto were or will be complete and accurate copies of such documents.

4.30

Absence of Undisclosed Liabilities. To IB’s Knowledge, IB has no obligation or liability that is material to its financial condition or operations, or that, when combined with all similar obligations or liabilities, would be material to its financial condition or operations (i) except as disclosed in the IB Financial Statements delivered to SAB prior to the date of this Agreement, or (ii) except as contemplated under this Agreement. Except as disclosed on Section 4.31 of the IB Disclosure Schedule, since the Balance Sheet Date, IB has not incurred or paid any obligation or liability which would be material to the financial condition or operations of IB, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices and Applicable Law.

4.31

Allowance for Loan Losses.

(a)

The allowance for loan losses shown on the IB Financial Statements is adequate in all material respects to provide for anticipated losses inherent in loans outstanding.

(b)

The allowance for losses in real estate owned, if any, shown on the IB Financial Statements is or will be adequate in all material respects to provide for anticipated losses inherent in real estate owned by IB and the net book value of real estate owned as shown on the most recent balance sheet included in the IB Financial Statements is the fair value of the real estate owned in accordance with Statement of Position 92-3.

4.32

Compliance with Laws.

(a)

IB is in compliance with all Applicable Laws, reporting and licensing requirements, and orders applicable to its business or employees (including, but not limited to, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the Bank Secrecy Act, fair lending laws or other laws relating to discrimination, consumer disclosure and currency transaction reporting) the noncompliance, breach or violation of which would reasonably be expected to have a Material Adverse Effect, or which would reasonably be expected to subject IB or any of its directors or officers to civil monetary penalties; and

(b)

Except with respect to those that would not reasonably be expected to have a Material Adverse Effect on IB, IB has not received notification or communication from any Governmental Authorities, or the staff thereof (i) asserting that IB is not in compliance with any Applicable Law, (ii) threatening to revoke any Consent, license, franchise, permit, or governmental authorization, or (iii) requiring IB to enter into a cease and desist order, consent, agreement, memorandum of understanding or similar arrangement.

4.33

Material Contract Defaults. IB is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default would reasonably be expected to have either individually or in the aggregate a Material Adverse Effect, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

4.34

Certain Regulatory Matters.

(a)

IB is a member of the Federal Home Loan Bank of Atlanta.

(b)

IB has not paid any dividends to IB or any Affiliate thereof that (i) caused the regulatory capital of IB to be less than the amount then required by Applicable Law or (ii) exceeded any other limitation on the payment of dividends imposed by Applicable Law, agreement or regulatory policy.

(c)

IB has adopted policies and procedures designed to promote overall compliance with the Bank Secrecy Act (31 U.S.C. Section 5301), the Truth-in-Lending Act (15 U.S.C. Section 1601 et seq.), the Expedited Funds Availability Act (12 U.S.C. Section 4001) and the regulations adopted under each such act and have materially complied with the reporting requirements under the Bank Secrecy Act and the regulations thereunder.

4.35.

Due Authorization of Options on Grant Date, Exercise Price and Compliance with GAAP and SEC Requirements. With respect to the stock options of IB (the “Options”), (i) each grant of an Option was duly authorized no later than the date on which the grant of such Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of IB (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the applicable compensation plan or arrangement of IB and all other applicable laws, (iii) the Board or committee granting the option determined that the per share exercise price of each Option was equal to the fair market value of a Common Share on the applicable Grant Date and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of IB.

4.36.

IB § 409A Compliance. Each IB plan that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) has been operated since January 1, 2005 in good faith compliance with Code Section 409A and IRS Notice 2005-1. No IB plan that is a “nonqualified deferred compensation plan” has been materially modified (as determined under Notice 2005-1) after October 3, 2004. No stock option or equity unit option granted under any IB plan has any feature for the deferral of compensation that could render the grant subject to Section 409A of the Code.

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF SAB

Subject to Article III, SAB hereby represents and warrants to IB as follows:

5.1

Corporate Organization.

(a)

SAB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SAB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. SAB is duly registered as a bank holding company under the BHC Act.

(b)

Each Subsidiary of SAB is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Subsidiary of SAB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The deposit accounts of SB are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. SB is a Florida chartered commercial banking association duly organized, validly existing and in good standing under the laws of the State of Florida and a member of the FRB. SB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, holds properties and assets only of the types permitted by the laws of the State of Florida, the United States, the rules and regulations promulgated by the FDB and the FRB for insured depository institutions, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The deposit accounts of SB are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due.

5.2

Capitalization. The authorized capital stock of SAB consists of 40,000,000 (subject to increase to 50,000,000 upon the receipt of stockholder approval) shares of SAB Common Stock and 5,000,000 shares of preferred stock, no par value per share (“SAB Preferred Stock”). As of the date hereof, there were approximately 19,469,259 shares of SAB Common Stock and no shares of SAB Preferred Stock issued and outstanding, and warrants to purchase approximately 17,341,397 shares of SAB Common Stock. All of the issued and outstanding shares of SAB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of SAB Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

5.3

Authority; No Violation.

(a)

SAB and SB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of SAB and SB, and no other corporate proceedings on the part of SAB and SB are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SAB and SB and (assuming due authorization, execution and delivery by IB ) this Agreement constitutes a valid and binding obligation of SAB and SB, enforceable against SAB and SB in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b)

Neither the execution and delivery of this Agreement by SAB, nor the consummation by SAB of the transactions contemplated hereby, nor compliance by SAB with any of the terms or provisions hereof, will (i) violate any provision of the Amended and Restated Articles of Incorporation or Bylaws of SAB, or the articles of incorporation or bylaws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SAB or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of SAB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SAB or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

5.4

Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the FRB under the Bank Merger Act, as necessary, and approval of such applications and notices, (b) the filing with the SEC and declaration of effectiveness of the S-4, (c) the filing of the Articles of Merger with the Florida Secretary of State and approval of such applications and notices, (e) the State Banking Approvals, (f) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of SAB Common Stock pursuant to this Agreement, (g) approval of its stockholders, and (h) approval of the listing of the SAB Common Stock to be issued in the Merger on the AMEX or such other securities market where SAB’s Common Stock is listed for trading, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are required to be made by SAB or SB in connection with (1) the execution and delivery by SAB or SB of this Agreement and (2) the consummation by SAB or SB of the Merger and the other transactions contemplated hereby.

5.5

SEC Reports. SAB has previously made available to IB a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 2005 by SAB with the SEC pursuant to the Securities Act of 1933 (the “Securities Act”) or the Exchange Act (the “SAB Reports”) and (b) communication mailed by SAB to its stockholders since December 31, 2005.

5.6

Regulatory Reports. SAB has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2005 with the Regulatory Agencies and has paid all fees and assessments due and payable in connection therewith. Except as disclosed in its public filings with the SEC, no Regulatory Agency has initiated any proceeding or, to the Knowledge of SAB, investigation into the business or operations of SAB or SB since December 31, 2005, and there is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of SAB or SB.

5.7

Financial Statements. SAB has previously made available to IB (1) copies of the consolidated balance sheets of SAB and its Subsidiaries as of December 31 for the fiscal years 2004 and 2005 and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for the fiscal years 2003 through 2005, inclusive, as reported in SAB’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 filed with the SEC under the Exchange Act, accompanied by the audit report of Crowe Chizek & Co., independent public accountants with respect to SAB filed with the SEC under the Exchange Act (collectively, the “SAB Financial Statements”).

5.8

Broker’s Fees. SAB has engaged, and will pay a fee or commission to Keefe, Bruyettte & Woods, Inc. in accordance with the terms of a letter agreement between Keefe, Bruyettte & Woods, Inc. and SAB.

5.9

Absence of Certain Changes or Events. Since December 31, 2005, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on SAB.

5.10

Intentionally Omitted.

5.11

SAB Information. The information relating to SAB and its Subsidiaries to be contained in the Prospectus and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Prospectus (except for such portions thereof that relate to IB ) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate to IB ) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

5.12

Compliance with Laws.

SAB and each of its Subsidiaries is in material compliance with all Applicable Laws, reporting and licensing requirements, and orders applicable to its business or employees (including, but not limited to, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the Bank Secrecy Act, fair lending laws or other laws relating to discrimination, consumer disclosure and currency transaction reporting) the noncompliance, breach or violation of which would reasonably be expected to have a Material Adverse Effect, or which would reasonably be expected to subject SAB or any of its Subsidiaries or any of their directors or officers to civil monetary penalties.

5.13

Ownership of IB Common Stock. Neither SAB nor any of its Affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of IB (other than Trust Account Shares).

5.14

Approvals. As of the date hereof, SAB knows of no fact or condition relating to SAB that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) from being obtained.

5.15

Reorganization. As of the date hereof, SAB has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

ARTICLE VI. COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1

Covenants of IB. During the period from the date hereof and continuing until the termination hereof or the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of SAB, IB shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the IB Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by SAB, IB shall not:

(a)

declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

(b)

(i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares) any shares of the capital stock of IB, or any securities convertible into or exercisable for any shares of the capital stock of IB, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) except pursuant to Rights referenced on the IB Disclosure Schedule, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing (including additional Rights similar to those set forth on the IB Disclosure Schedule);

(c)

amend its Articles of Incorporation, Bylaws or other similar governing documents;

(d)

make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $25,000 in the aggregate;

(e)

enter into any new line of business, or other than in the ordinary course of business consistent with past practices, originate any new kinds of loans or originate any loans not consistent with past practice;

(f)

acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings or in the ordinary course of business consistent with past practices;

(g)

take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

(h)

change its methods of accounting in effect at December 31, 2005, except as required by changes in GAAP or regulatory accounting principles as concurred to by IB’s independent auditors;

(i)

(1) except for (A) amending the Employment Agreement with Tim Leathers to provide for the payment of an amount equal to two times his prior 12 months’ salary upon the closing of the transactions contemplated herein and the termination of such agreement, (B) amending the Executive Continuity Agreements with Reid French and Joyce Pinder to provide for the payment of an amount equal to their prior 12 months’ salary upon the closing of the transactions contemplated herein and the termination of such agreements, (C) as required by applicable law, (D) as set forth in Section 4.17, or (E) as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between IB or one or more of its current or former directors, officers or employees or any Affiliate of any such person, , or (2) except for annual salary increases and cash bonuses consistent with past practice, or as required by the terms of existing employment contracts or applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

(j)

(1) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements; or (2) acquire any broker deposits or increase the rates currently paid on IB’s deposit products, in an amount that exceeds the rates generally paid on similar products by other banking institutions in IB’s market area;

(k)

incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(l)

file any application to relocate or terminate the operations of any of its banking offices;

(m)

create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any contract, agreement or lease for goods, services or office space, involving payments thereunder by IB in excess of $25,000 per year, to which IB is a party or by which IB or its properties is bound, other than the renewal in the ordinary course of business of any lease the term or option to renew of which expires prior to the Closing Date;

(n)

make any loans in excess of $3,500,000, including but not limited to loan purchases and IB’s portion of any loan participations;

(o)

take or cause to be taken any action which would or could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code;

(p)

make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of IB for any period ending after the Closing Date or decreasing any Tax attribute of IB existing on the Closing D;

(q)

make changes to loan loss reserves without the prior review and written approval of SAB;

(r)

issue any securities or options to purchase securities of IB, other than in connection with the exercise of outstanding stock options;

(s)

agree to do any of the foregoing.

6.2

Covenants of SAB. Except as otherwise contemplated by this Agreement or consented to in writing by IB, SAB shall not, and shall not permit any of its Subsidiaries to:

(a)

declare or pay any dividends on or make any other distributions in respect of any of its capital stock;

(b)

take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

(c)

take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c));

(d)

take or cause to be taken any action which would or could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

(e)

agree to do any of the foregoing.

ARTICLE VII. ADDITIONAL AGREEMENTS

7.1

Regulatory Matters.

(a)

SAB, with the cooperation of IB, shall promptly prepare and file with 120 days of the date hereof with the SEC the S-4. Each of IB and SAB shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and IB shall thereafter mail the Prospectus to its stockholders. SAB shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

(b)

The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). IB and SAB shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to IB or SAB, as the case may be, and any of SAB’s Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

(c)

SAB and IB shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus, the S-4 or any other statement, filing, notice or application made by or on behalf of SAB, IB or their Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

(d)

SAB and IB shall promptly furnish each other with copies of written communications received by SAB or IB, as the case may be, or any of their respective Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

7.2

Access to Information and Due Diligence Investigation.

(a)

IB will keep SAB advised of all material developments relevant to their respective businesses, and to the consummation of the Purchase Transaction, and shall provide to SAB, upon request, reasonable details of any such development. Upon reasonable notice, IB shall afford to representatives of SAB reasonable access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records, and during such period, shall make available all information concerning its businesses as may be reasonably requested (and the parties shall take into account in determining the reasonableness of due diligence requests the fact that SAB is a public company which is substantially larger than IB and that SAB is issuing shares to IB stockholders as compared to selling its business). Additionally, IB shall make available to SAB all other due diligence information reasonably requested by SAB, including but not limited to (i) inspection of assets of IB as to their documentation, condition and value, (ii) access to all officers and employees of IB for purposes of SAB to ask questions concerning the business, operations and condition of IB, (iii) all regulatory compliance files, (iv) such other information as SAB may reasonably request.

(b)

All non-public information furnished to SAB or IB by the other party hereto pursuant to this Agreement (other than (i) information already in the receiving party’s possession, or (ii) information that is or becomes generally available to the public other than as a result of a disclosure by the receiving party or any of its directors, officers, employees, agents or advisors, or (iii) information that becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or its advisors, provided that such source is not known by the receiving party after due inquiry to be bound by a confidentiality agreement with or other obligation of secrecy to the disclosing party) shall be kept confidential, and the parties shall maintain, and shall cause each of their respective directors, officers, attorneys and advisors to maintain, the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, said undertakings with respect to confidentiality to survive any termination of this Agreement. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished in connection with the transactions contemplated by this Agreement.

(c)

IB shall provide SAB with three (3) days’ advance notice of all loan committee meetings of IB and a representative or representatives of SAB shall be entitled to attend any and all such meetings as an observer subsequent to the date of this Agreement.

(d)

No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

7.3

Certain Actions.

(a)

Except with respect to this Agreement and the transactions contemplated hereby, neither IB nor any of its directors, officers, agents, Affiliates or representatives (collectively, “Representatives”) shall, directly or indirectly, initiate, solicit or encourage any inquiries with respect to or the making of any Acquisition Proposal.

(b)

IB agrees that it will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations existing as of the date hereof with any parties conducted heretofore with respect to any Acquisition Proposal.

(c)

IB agrees that if IB receives a written or verbal offer from a third party potential acquiror subsequent to the date of this Agreement, IB will provide SAB with notice and full disclosure of the terms of the offer of the third party no later than three (3) days subsequent to IB’s receipt of the offer.

7.4

Stockholder Meeting. IB shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement and the consummation of the transactions contemplated hereby. IB shall, through its Board of Directors, subject to the fiduciary duties of such board, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement.

7.5

Legal Conditions to Merger. Each of SAB and IB shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by IB or SAB in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

7.6

Affiliates. IB shall use its reasonable best efforts to cause each director, executive officer and other person who is an “Affiliate” (for purposes of Rule 145 under the Securities Act) of IB to deliver to SAB, as soon as practicable after the date hereof, a written agreement, in the form of Exhibit H hereto.

7.7

AMEX Listing. SAB shall use its reasonable efforts to cause the shares of SAB Common Stock to be issued in the Merger to be approved for listing on the AMEX or such other securities market as SAB’s common stock is listed for trading as of the Effective Time.

7.8

Employee Benefit Plans; Existing Agreements.

(a)

As of the Effective Time, the employees of IB shall be eligible to participate in employee benefit plans of SAB or its Subsidiaries in which similarly situated employees of SAB or its Subsidiaries participate, to the same extent that similarly situated employees of SAB or its Subsidiaries participate (it being understood that inclusion of IB’s employees in SAB’s employee benefit plans may occur at different times with respect to different plans).

(b)

With respect to each SAB Plan for which length of service is taken into account for any purpose, service with IB (or predecessor employers to the extent IB provides past service credit) shall be treated as service with SAB for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of defined benefit pension benefits); provided however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each SAB Plan shall waive pre-existing condition limitations to the same extent waived under the applicable IB Plan. IB’s employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the SAB Plan.

(c)

SAB shall cause the Surviving Bank to maintain, for a period of not less than 90 days after the Effective Time, ICB’s current employee severance policy, adopted by the ICB Board of Directors on April 19, 2006, for all individuals who are employees of ICB at the Effective Time.

7.9

Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by SAB or IB.

7.10

Accounting Matters. IB shall cooperate with SAB concerning (i) accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account SAB’s policies, practices and procedures), including, without limitation, issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices, and (ii) IB’s lending, investment or asset/liability management policies; provided, that any action taken pursuant to this Section 7.11 shall not be deemed to constitute or result in the breach of any representation or warranty of IB contained in this Agreement.

7.11

IB Information. The information relating to IB which is provided to SAB by IB for inclusion in the registration statement on Form S-4 (the “S-4”) in which the Prospectus will be included as a prospectus, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Prospectus (to the extent it relates to IB ) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

7.12

Disclosure. None of the information prepared by or on behalf of IB regarding any of them included or to be included in the Prospectus and any other documents to be filed with any Governmental Authority in connection with the transactions contemplated herein, will, at the respective times such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents which IB is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of Applicable Law. Without limiting the foregoing, at the time the Prospectus is mailed to IB Stockholders, the Registration Statement, with respect to all information relating to IB, (i) will comply in all material respects with the applicable provisions of the Securities Laws and (ii) will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or required to be stated therein or necessary to correct any statement made in an earlier communication with respect to such matters which have become false or misleading. At all times subsequent to such mailing up to and including the date of the stockholders meetings at which the Merger and this Agreement will be presented for approval, IB shall promptly notify SAB in the event that it becomes aware that the Registration Statement contains a statement relating to IB which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact or omits to state any material fact necessary in order to make the statements made therein not false or misleading, or required to be stated therein or necessary to correct any statement made in an earlier communication with respect to such matters which have become false or misleading.

7.13

Transfer Taxes. IB Stockholders shall pay all sales, use, stock transfer, stamp, recording, real property transfer and similar Taxes (“Transfer Taxes”), if any, required to be paid in connection with the receipt of the Merger Consideration. IB shall cause to be prepared any applicable Tax Returns associated with such Transfer Taxes.

7.14

Access to IB Employees; Retention of IB Employees. Beginning two months prior to the anticipated Effective Time, as agreed by IB and SAB, SAB and its representatives shall have access to all IB employees (the “Employees”) and opportunities to interview them outside of the presence of IB or any representative of IB upon reasonable advance notice and during normal business hours. Furthermore, prior to the Closing Date, SAB and its representatives shall be permitted to provide written materials to the Employees pertaining to the Merger, the business of SAB and SB and other related matters.

7.15

General Cooperation. Beginning one month prior to the anticipated Effective Time, as agreed by IB and SAB, IB agrees to cooperate, and agrees to use its best efforts to cause its affiliates, employees and representatives to cooperate in a complete, diligent and timely manner to (i) provide SAB with names and addresses of IB’s customers, clients and vendors, (ii) facilitate and arrange for SAB’s meeting with IB’s clients and vendors, (iii) provide timely assistance in banking conversion requirements under applicable laws and regulations, (iv) provide letters and notices to customers as required or recommended under applicable laws and regulations, (v) provide SAB with such compensation, service, payroll and other pertinent data as may be required for purposes of calculating or affecting distribution of benefits to which any IB employee or former employee may be entitled under any benefit plan established, maintained or contributed to by IB, and (vi) provide general cooperation and assistance in any other matters that SAB may reasonably request.

ARTICLE VIII. CONDITIONS PRECEDENT

8.1

Conditions to Each Party’s Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of IB Common Stock and SAB Common Stock, if required under applicable law.

(b)

Listing of Shares. The shares of SAB Common Stock which shall be issued to the stockholders of IB upon consummation of the Merger shall have been authorized for listing on the AMEX or such other market on which the shares of SAB’s common stock are listed for trading.

(c)

Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

(d)

S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e)

No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger (an “Injunction”) shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

(f)

Employment Agreements for Messrs. Leathers and French and Ms. Pinder. At the Closing, SAB and each of Messrs. Leathers and French and Ms. Pinder shall have entered into an Employment Agreement, in the form attached hereto as Exhibit C, upon the terms set out in Schedule 8.1(f) attached hereto.

8.2

Conditions to Obligations of SAB. The obligation of SAB to effect the Merger is also subject to the satisfaction or waiver by SAB at or prior to the Effective Time of the following conditions:

(a)

Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of IB set forth in this Agreement (other than those set forth in Section 4.2) shall be true and correct as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of IB set forth in Section 4.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. SAB shall have received a certificate signed on behalf of IB by the Chief Executive Officer or the Chief Financial Officer of IB to the foregoing effect.

(b)

Performance of Obligations of IB. IB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SAB shall have received a certificate signed on behalf of IB by the Chief Executive Officer or the Chief Financial Officer of IB to such effect.

(c)

Conditions Met. SAB shall have received a certificate of an executive officer of IB stating that to his Knowledge, each of the conditions set forth in this Article VIII have been met.

(d)

Non-Competition Agreements. Each of the IB Board members other than Tim Leathers shall have executed a non-competition agreement in the form of Exhibit D attached hereto.

(e)

Opinion of Counsel to IB. Shumaker, Loop & Kendrick, LLP, counsel to IB, shall have executed and delivered to SAB an opinion dated the Closing Date, in the form of Exhibit F attached hereto.

(f)

Articles of Incorporation. IB shall have delivered to SAB a copy of IB’s Articles of Incorporation certified as of a recent date by the Secretary of State of the State of Florida.

(g)

Certificate of Good Standing. IB shall have delivered to SAB an original certificate of good standing of IB issued as of a recent date by the Secretary of State of the State of Florida.

(h)

Termination of Employment Agreements. Mr. Tim Leathers shall have delivered to SAB a letter acknowledging termination of his Employment Agreement, and Mr. Reid French and Ms. Joyce Pinder shall have delivered to SAB letters acknowledging termination of their Executive Continuity Agreements.

(i)

Release Letters. Each of the directors of IB and certain officers of IB, including Messrs. Leathers and French and Ms. Pinder shall have delivered to SAB release and waiver letters in substantially the form of Exhibit G attached hereto.

(j)

Other Documents. Such other documents as SAB may reasonably request for the purpose of (i) evidencing the accuracy of any of IB’s representations and warranties, (ii) evidencing the performance by IB of, or the compliance by IB with, any covenant or obligation required to be performed or complied with by IB, (iii) evidencing the satisfaction of any condition referred to in this Agreement, or (iv) otherwise facilitating the consummation or performance of any of the contemplated transactions described herein.

(k)

Voting Agreement. The Voting Agreement Parties have agreed (i) to vote all of their shares of IB common stock which they are entitled to vote in favor of the transactions contemplated by this Agreement at the meeting of IB Stockholders at which this Agreement is considered as set forth in the Voting Agreement and (ii) to the extent permitted under applicable law, to recommend that the transaction be approved by the IB Stockholders.

(l)

Tax Periods Ending on or Before the Closing Date. IB shall cause to be prepared all Tax Returns with respect to IB for taxable periods ending on or before the Closing Date (“Pre-Closing Tax Periods”). IB shall provide such Pre-Closing Tax Period Tax Returns to SAB at least fifteen (15) days before the Closing Date and shall accept all comments of SAB that are reasonable.

8.3

Conditions to Obligations of IB. The obligation of IB to effect the Merger is also subject to the satisfaction or waiver by IB at or prior to the Effective Time of the following conditions:

(a)

Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of SAB set forth in this Agreement (other than those set forth in Section 5.2) shall be true and correct as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of SAB set forth in Section 5.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. IB shall have received a certificate signed on behalf of SAB by the Chief Executive Officer or the Chief Financial Officer of SAB to the foregoing effect.

(b)

Performance of Obligations of SAB. SAB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and IB shall have received a certificate signed on behalf of SAB by the Chief Executive Officer or the Chief Financial Officer of SAB to such effect.

(c)

Approval of Exchange Agent Agreement and Letter of Transmittal. IB shall have approved, which approval shall not be unreasonably withheld, the Exchange Agent Agreement and the form of both the letter of transmittal and the instructions relating thereto prior to the Effective Time.

(d)

Conditions Met. IB shall have received a certificate of an executive officer of SAB stating that to his Knowledge, each of the conditions set forth in this Article VIII have been met.

ARTICLE IX. TERMINATION AND AMENDMENT

9.1

Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of IB:

(a)

by mutual consent of IB and SAB in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

(b)

by either SAB or IB upon written notice to the other party (i) 30 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

(c)

by either SAB or IB if the Merger shall not have been consummated on or before June 30, 2007, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d)

by either SAB or IB if the approval of the stockholders of IB or SAB required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or, if such meeting is adjourned, at the reconvened meeting at which the final vote is held;

(e)

by either SAB or IB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a breach of representation or warranty by IB ) or Section 8.3(a) (in the case of a breach of representation or warranty by SAB);

(f)

by either SAB or IB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing; or

(g)

by SAB in event the Requisite Regulatory Approval contains conditions to approval which SAB reasonably believes to be onerous; or

(h)

by SAB, upon the failure of the Voting Agreement Parties to (i) vote all of their shares of IB common stock which they are entitled to vote in favor of the transactions contemplated by this Agreement at the meeting of IB Stockholders at which this Agreement is considered as set forth in the Voting Agreement and (ii) the extent permitted under applicable law, to recommend that the transaction be approved by the IB Stockholders.

9.2

Effect of Termination. (a)

In the event of termination of this Agreement by either SAB or IB as provided in Section 9.1, this Agreement shall forthwith become void except (i) Sections 7.2(b), 9.2 and 10.3 shall survive any termination of this Agreement and (ii) that, notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

(b)

In the event that: (A) after the date of this Agreement and (1) prior to its termination by the parties pursuant to Section 9.1, or prior to its termination by IB pursuant to Section 9.1(b), 9.1(c), 9.1(e) or 9.1(f), or (2) within six months after its termination by SAB or IB pursuant to Section 9.1(d), an Acquisition Proposal shall have been made to IB and IB accepts such Acquisition Proposal by entering into a definitive purchase agreement with the third party, or (B) this Agreement is terminated pursuant to IB’s material breach of the Agreement, or (C) the Voting Agreement Parties fail (i) to vote all of their shares of IB common stock which they are entitled to vote in favor of the transactions contemplated by this Agreement at the meeting of IB Stockholders pursuant to the Voting Agreement, and (ii) to the extent permitted under applicable law, to recommend that the transaction be approved by the IB Stockholders, then IB shall pay SAB a termination fee equal to $1,250,000 (the "Termination Fee") by wire transfer of same-day funds no later than three (3) business days from the date of termination of the Agreement pursuant to such triggering events described in clauses (A) through (C) above.

(c)

IB acknowledges that the agreements contained in this Section 9.2 are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, SAB and SB would not enter into this Agreement; accordingly, if IB fails promptly to pay the amount(s) due pursuant to this Section 9.2 and, to obtain such payment, SAB or SB commences a suit which results in a judgment against IB for the amount(s) due pursuant to this Section 9.2, IB shall pay to SAB and SB its out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on such amount(s) at the prime rate in effect on the date such payment was required to be made.

9.3

Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of either IB or SAB; provided, however, that after any approval of the transactions contemplated by this Agreement by IB’s stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to IB stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.4

Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE X. GENERAL PROVISIONS

10.1

Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 A.M. on the tenth business day after all conditions set forth in Article VIII have either been satisfied or waived (other than those conditions which relate to actions to be taken at the Closing) (the “Closing Date”) at SAB’s principal executive offices, unless another time, date or place is agreed to in writing by the parties hereto.

10.2

Survival of Representations, Warranties and Agreements. All of the representations and warranties shall terminate at the Effective Time. All of the covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

10.3

Expenses. Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

10.4

Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied, mailed by registered or certified mail (return receipt requested) or delivered by an express courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)

if to SAB, to:

Sun American Bancorp

1200 N. Federal Highway, Suite 101

Boca Raton, FL 33432

Attention: Michael Golden

and

Sun American Bank

1200 N. Federal Highway, Suite 101

Boca Raton, FL 33432

Attention: Michael Golden

with a copy to:

Blank Rome LLP

1200 N. Federal Highway, Suite 417

Boca Raton, FL 33432

Attention: Bruce C. Rosetto, Esquire

(b)

if to IB, to:

Independent Community Bank

250 Tequesta Drive, Ste. 101
Tequesta, Florida 33469

Attention: Tim Leathers

with a copy to:

Gregory C. Yadley, Esq.

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, Florida 33602

10.5

Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.6

Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10.7

Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to any applicable conflicts of law, except to the extent that various matters under this Agreement must be necessarily governed by the FBA or the rules and regulations of the FRB.

10.8

Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.9

Publicity. Except as expressly permitted by this Agreement or otherwise required by law or the rules of the AMEX, as applicable, so long as this Agreement is in effect, neither SAB nor IB shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

10.10

Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The foregoing notwithstanding, all Employees of ICB at the Effective Time shall be third party beneficiaries of the covenant of SAB set forth in Section 7.8(c) hereof, and shall be entitled to enforce such covenant against SAB as if each such employee were a party hereto.

10.11

Arbitration; Legal Proceedings.

(a)

Any controversy, claim, or question of interpretation in dispute between SAB and IB arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by binding arbitration in Palm Beach County, Florida by a single arbitrator under the Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any U.S. federal or state court in the State of Florida, County of Palm Beach having jurisdiction over this matter. The decision rendered by the arbitrator shall be final and binding on SAB and IB and not subject to further appeal. Such arbitration can be initiated by written notice by either party (the “Claimant”) to the other party, which notice shall identify the Claimant’s selected arbitrator. The party receiving such notice (the “Respondent”) shall have ten (10) Business Days following its receipt of such notice to agree to the arbitrator selected by the Claimant or to suggest another arbitrator and notify the Claimant of such selection. In the event the parties are unable to agree on an arbitrator within ten (10) Business Days thereafter, the American Arbitration Association shall appoint a neutral arbitrator. The arbitrator shall have the authority to award any remedy or relief that a court in Florida could order or grant, including, specific performance of any obligation created under this Agreement, the issuance of injunctive or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration award will be in writing and, if requested by the parties, specify the factual and legal basis for the award.

(b)

It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held four (4) days a week until concluded with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator shall use all reasonable efforts to issue the final award or awards within a period of five (5) Business Days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this Section 10.11 shall not be a basis for challenging the award.

(c)

The arbitrator shall instruct the non-prevailing party to pay all costs of the proceedings, including the fees and expenses of the arbitrators and the reasonable attorneys’ fees and expenses of the prevailing party. If the arbitrator determine that there is not a prevailing party, each party shall be instructed to bear its own costs and to pay one-half of the fees and expenses of the arbitrators.

(d)

Each of SAB and IB hereto hereby agrees that any legal proceeding instituted to enforce an arbitration award hereunder will be brought in the U.S. federal or state courts situated in Florida having jurisdiction, and hereby submits to personal jurisdiction therein and irrevocably waives any objection as to venue therein, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each of SAB and IB irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such person’s address for notices under this Agreement.

IN WITNESS WHEREOF, SAB, SB and IB have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SUN AMERICAN BANCORP

By:

_______________________________

Name:

Title:

SUN AMERICAN BANK

By:

_______________________________

Name:

Title:

INDEPENDENT COMMUNITY BANK

By:

_______________________________

Name:

Title:

[signature page to Agreement and Plan of Merger]

Exhibit A

Form of Voting Agreement

Exhibit B

Form of Plan of Merger to be Filed with the Florida Secretary of State

Exhibit C

Form of Employment Agreement

Exhibit D

Form of Non-Competition Agreement

Exhibit E

Form of Affiliate Agreement

Exhibit F

Form of Opinion of Counsel of IB

Exhibit G

Form of Release Letter

SCHEDULE 8.1(f)

TERMS FOR INDIVIDUAL EMPLOYMENT CONTRACTS

Tim Leathers

Position and Title – Regional President (Palm Beach & Martin Counties)

Report to Chairman of the Board of Sun American Bancorp

Annual Salary - $150,000

Minimum Bonus $30,000

Stock Options – 35,000

Automobile - exclusive use of the bank automobile (a 2005 Volvo S80 or comparable automobile)

Eligible for Executive Bonus Pool

Reid French

Position and Title – Senior Vice President & Senior Lending Officer Northern Region

Report to Regional President and Chief Lending Officer of Sun American Bancorp

Annual Salary - $130,000

Minimum Bonus $30,000

Stock Options – 25,000

Automobile Allowance - $667 per month

Eligible for Officer incentives based on loan production

Joyce Pinder

Title - Senior Vice President

Report to Regional President and Executive Vice President of Retail Sales and Service of Sun

    American Bancorp

Annual Salary - $95,000

Minimum Bonus $30,000

Stock Options – 25,000

Automobile Allowance - $400 per month.

PLAN OF MERGER

This PLAN OF MERGER (the “Agreement”), dated as of ________, is entered into by and between Independent Community Bank, a Florida commercial banking association (the “Merging Company” or “IB”), Sun American Bank, a Florida commercial banking association (the “Surviving Company” or “SB”), a subsidiary of Sun American Bancorp, a Delaware corporation (“SAB”).  Any capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such term in the Agreement and Plan of Merger dated November __, 2006 among the parties hereto.

RECITALS

WHEREAS, the board of directors of each of the Merging Company and the Surviving Company deems it advisable, upon the terms and subject to the conditions herein stated, that the Merging Company be merged with and into the Surviving Company, and that the Surviving Company be the surviving corporation (the “Merger”); and

WHEREAS, the Merging Company will submit this Agreement for approval to the holders of shares of common stock, $5.00 par value per share, of the Merging Company (“IB Common Stock”).

NOW, THEREFORE, in consideration of the premises and of the agreements of the parties hereto contained herein, the parties hereto agrees as follows:

ARTICLE I.
THE MERGER; EFFECTIVE TIME

1.1

The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in  Section 1.2), the Merging Company shall be merged with and into the Surviving Company whereupon the separate existence of the Merging Company shall cease.  The Surviving Company shall continue to be governed by the laws of the State of Florida  The Merger shall have the effects specified in the Florida Business Corporation Act, as amended (the “FBCA”), and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of the Merging Company, and shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of the Merging Company.

1.2

Effective Time.  Provided that the condition set forth in Section 5.1 has been fulfilled or waived in accordance with this Agreement and that this Agreement has not been terminated or abandoned pursuant to Section 6.1, on the date of the closing of the Merger, the Merging Company and the Surviving Company shall cause Articles of Merger to be executed and filed with the Secretary of State of Florida (the “Florida Articles of Merger”).  The Merger shall become effective upon the date and time specified in the Florida Articles of Merger (the “Effective Time”).

ARTICLE II.
CHARTER, BYLAWS AND NAME OF THE SURVIVING COMPANY

2.1

The Certificate of Incorporation.  The certificate of incorporation of SB in effect at the Effective Time shall be the certificate of incorporation of the Surviving Company, until amended in accordance with the provisions provided therein or applicable law.

2.2

The Bylaws.  The bylaws of SB in effect at the Effective Time shall be the bylaws of the Surviving Company, until amended in accordance with the provisions provided therein or applicable law.

2.3

Name.

 The name of the Surviving Company will shall not change at the Effective Time and shall continue to be Sun American Bank, a Florida commercial banking association

ARTICLE III.
OFFICERS AND DIRECTORS OF THE SURVIVING COMPANY

3.1

Officers.  The officers of the Merging Company at the Effective Time shall cease to be officers, and, from and after the Effective Time, the officers of the Surviving Company shall continue as the officers, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The executive officers of SB immediately prior to the Effective Time shall be the officers of the Surviving Bank, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

3.2

Directors.  The directors of the Merging Company at the Effective Time shall cease to be directors, and, from and after the Effective Time, the directors of the Surviving Company shall continue to be the directors of the Surviving Company, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal; provided that, as set forth in the certificate of incorporation of the Surviving Company.

ARTICLE IV.
EFFECT OF MERGER ON CAPITAL STOCK

4.1

Effect of Merger on Capital Stock.  At the Effective Time, as a result of the Merger and without any action on the part of the Surviving Company, the Merging Company or the shareholders of the Merging Company:

(a)

Each share of Merging Company Common Stock, issued and outstanding immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist.

(b)

At the Effective Time, and without any action on the part of the Merging Company, SAB, Surviving Company or the holder of any of the following securities, each share  of IB Common Stock, except for shares of IB Common Stock owned by the Merging Company or SAB (other than Trust Account Shares) or any of SAB’s Subsidiaries, shall be converted, at the election of the holder thereof, into the Cash Consideration or the Stock Consideration as set forth  in Section 4.2 below.

2

(c)

At the Effective Time, each option granted by the Merging Company under the IB Option Plan (whether or not then vested or unvested), which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of IB Common Stock and shall have no effect and the agreements evidencing grants of options that are unexercised thereunder, and any other agreements between the Merging Company and an optionee regarding IB Option shall be terminated by the Merging Company and the optionee prior to the Effective Time, and each such option shall be converted, at the option of the option holder, into (i) the right to receive a cash payment from SAB promptly after the Effective Time in an amount equal to (a) any positive difference between the amount of the Cash Consideration, and the per share exercise price of each such stock option multiplied by (b) the number of shares subject to such stock option, or (ii) an option to purchase shares of SAB Common Stock, in which event SAB shall assume each such IB Option, in accordance with the terms of the applicable SAB Stock Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (a) SAB and the human resources department of SAB shall be substituted for the Merging Company and the committee of the Merging Company Board of Directors administering such IB stock option plan, (b) each IB Stock Option assumed by SAB may be exercised solely for shares of SAB Common Stock, (c) the number of shares of SAB Common Stock subject to such IB Stock Option shall be equal to the number of shares of IB Common Stock subject to such IB Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest share, and (d) the per share exercise price under each such IB Stock Option shall be adjusted by dividing the per share exercise price under each such IB Stock Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

4.2

Merger Consideration

Conversion of IB Common Stock.

(a)

At the Effective Time, by virtue of the Merger and without any action on the part of IB, SAB, SB or the holder of any of the following securities, subject to Sections 4.2 (d) and 4.2(e), each share of IB Common Stock, except for shares of IB Common Stock owned by IB or SAB (other than Trust Account Shares) or any of SAB’s Subsidiaries, shall be converted, at the election of the holder thereof, into the right to receive the following, without interest:

(i)  for each share of IB Common Stock with respect to which an election to receive cash has been effectively made and not revoked or deemed revoked (a “Cash Election”), the right to receive in cash from SAB an amount equal to the Per Share Amount (collectively, the “Cash Election Shares”);

(ii) for each share of IB Common Stock with respect to which an election to receive SAB Common Stock has been effectively made and not revoked or deemed revoked (a “Stock Election”), the right to receive from SAB the number of shares of SAB Common Stock as is equal to the Share Ratio (collectively, the “Stock Election Shares”); and

(iii) for each share of IB Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or deemed revoked pursuant to Article II (collectively, the “Non-Election Shares”), the right to receive from SAB such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 4.2(e)(ii).

(b)

All of the shares of IB Common Stock converted into the right to receive the Merger Consideration shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of IB Common Stock (each, a “Certificate”) shall thereafter represent only the right to receive the Merger Consideration and/or cash in lieu of fractional shares, into which the shares of IB Common Stock represented by such Certificate have been converted, as well as any dividends to which holders of IB Common Stock become entitled.

(c)

At the Effective Time, all shares of IB Common Stock that are owned directly or indirectly by IB, SAB or any of SAB’s Subsidiaries (other than Trust Account Shares) shall be cancelled and shall cease to exist and no stock of SAB, cash or other consideration shall be delivered in exchange therefor.

(d)

If, between the date hereof and the Effective Time, (i) the shares of SAB Common Stock shall be changed (or SAB establishes a record date for changing such shares which is prior to the Effective Time) into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, (ii) a stock dividend shall be declared (or SAB establishes a record date for such dividend which is prior to the Effective Time) in respect of SAB Common Stock, or (iii) any distribution is made (or SAB establishes a record date for such distribution which is prior to the Effective Time) in respect of SAB Common Stock other than a regular quarterly cash dividend consistent with past practice, proportionate adjustments shall be made to the Share Ratio.

(e)

 Proration.

(i)

Notwithstanding any other provision contained in this Agreement, the total number of shares of IB Common Stock to be converted into Cash Consideration pursuant to Section 4.2 (the “Cash Conversion Number”) shall be equal to 42% of the shares of IB Common Stock outstanding at the Effective Time (other than shares of IB Common Stock to be cancelled as provided in Section 4.2 (c)).  All other shares of IB Common Stock shall be converted into Stock Consideration (other than shares of IB Common Stock to be cancelled as provided in Section 4.2 (c)).

(ii)

Within five Business Days after the Effective Time, SAB shall cause the Exchange Agent (as defined below) to effect the allocation among holders of IB Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

If the aggregate number of shares of IB Common Stock with respect to which Cash Elections shall have been made (the “Cash Election Number”) exceeds the Cash

Conversion Number, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof will be converted into the right to receive the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number (with the Exchange Agent to determine, consistent with Section 4.2(e)(i), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Stock Consideration; and

(ii)

If the Cash Election Number is less than the Cash Conversion Number (the amount by which the Cash Conversion Number exceeds the Cash Election Number being referred to herein as the “Shortfall Number”), then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares and Stock Election Shares shall be treated in the following manner:

(A)

If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with Section 4.2(e)(i), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Stock Consideration; or

(B)

If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares, and the denominator of which is the total number of Stock Election Shares (with the Exchange Agent to determine, consistent with Section 4.2(e)(i), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Stock Consideration.

(f)

SB Common Stock.  The shares of SB Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding and 99.9% owned by SAB.

4.3

Certificates.  At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of IB Common Stock, or options, warrants, purchase rights, units or other securities of the Merging Company, if any, shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective SAB Common Stock, or options, warrants, purchase rights, units or other securities of SAB, if any, as the case may be, into which the shares of IB Common Stock, or options, warrants, purchase rights, units or other securities of the Merging Company represented by such certificates have been converted as herein provided and shall be so registered on the books and records of SAB or its transfer agent, as the case may be.  The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Company or its transfer agent, as the case may be, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of SAB Common Stock, or options, warrants, purchase rights, units or other securities of SAB, if any, as the case may be, evidenced by such outstanding certificate, as above provided.

4.4

Dissenters' Rights. Any dissenting shareholder shall be entitled to receive only the payment provided by Section 607.1302 of the FBCA with respect to dissenting shares owned by such dissenting shareholder. If any person or entity who otherwise would be deemed a dissenting shareholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any shares which would be dissenting shares but for that failure to perfect or withdrawal or loss of the right to dissent, such dissenting shares shall thereupon be treated as though such dissenting shares had been converted into shares of SB Common Stock pursuant to Section 4.1 hereof.

ARTICLE V.
CONDITION

5.1

Condition to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party hereto to effect the Merger is subject to receipt prior to the Effective Time of the requisite approval of this Agreement and the transactions contemplated hereby by each of the holders of IB Common Stock pursuant to the FBCA and the Articles of Incorporation of the Merging Company.

ARTICLE VI.
TERMINATION

6.1

Termination.

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Merging Company:

(a)

by mutual consent of the parties in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

(b)

by either party upon written notice to the other party (i) 30 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 6.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

(c)

by either party if the Merger shall not have been consummated on or before June 30, 2007, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d)

by either party if the approval of the stockholders of  either party required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or, if such meeting is adjourned, at the reconvened meeting at which the final vote is held;

(e)

by either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 6.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby;

(f)

by either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

(g)

by the Surviving Company in event the Requisite Regulatory Approval contains conditions to approval which Surviving Company reasonably believes to be onerous; or

(h)

by the Surviving Company, upon the failure of the Voting Agreement Parties to (i) vote all of their shares of IB Common Stock which they are entitled to vote in favor of the transactions contemplated by this Agreement at the meeting of the Merging Company Stockholders at which this Agreement is considered as set forth in the Voting

Agreement and (ii) the extent permitted under applicable law, to recommend that the transaction be approved by the Merging Company Stockholders.

ARTICLE VII.
MISCELLANEOUS AND GENERAL

7.1

Modification or Amendment.  Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement; provided, however, that an amendment made subsequent to the approval of this Agreement by the holders of IB Common Stock shall not (i) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (ii) alter or change any provision of the certificate of incorporation of the Surviving Company to be effected by the Merger, or (iii) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

7.2

Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

7.3

GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF FLORIDA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

7.4

Entire Agreement.  This Agreement constitutes the entire agreement and supercedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

7.5

No Third Party Beneficiaries.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.6

Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.7

Headings.  The headings therein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

SUN AMERICAN BANK

By:
INDEPENDENT COMMUNITY BANK

By: